EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212388 of HarborOne Bancorp, Inc. on Form S-8 of our report dated June 28, 2019, appearing in this Annual Report on Form 11-K of the HarborOne Mortgage, LLC Retirement Plan for the year ended December 31, 2018.

Canton, Massachusetts

June 28, 2019